UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 12, 2011
MoneyGram International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-31950	16-1690064

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2828 N. Harwood Street, 15th Floor
Dallas, Texas	75201

(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (214) 999-7552
Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
     On August 12, 2011, MoneyGram International, Inc., a Delaware corporation (the “Company”), and MoneyGram Payment Systems Worldwide, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Worldwide”), entered into a consent agreement (the “Indenture Consent Agreement”) with certain affiliates of Goldman, Sachs & Co. who are beneficial holders of Worldwide’s 13.25% Senior Secured Second Lien Notes due 2018 (the “Second Lien Notes”). Pursuant to the Indenture Consent Agreement, the parties thereto agreed to enter into a Fourth Supplemental Indenture (the “Fourth Supplemental Indenture”) to the Indenture, dated as of March 25, 2008, by and among Worldwide, the Company, the other guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee and collateral agent, governing the Second Lien Notes (the “Indenture”). The Fourth Supplemental Indenture will amend the definition of Highly Rated Investments in the Indenture to include securities issued by any agency of the United States or government-sponsored enterprise that are rated Aa3 or better by Moody’s Investors Service, Inc. and AA- or better by Standard & Poor’s rather than the previously required ratings of Aaa by Moody’s and AAA by S&P. The effect of the amended definition of Highly Rated Investments confirms that certain securities issued by United States agencies or government-sponsored enterprises continue to qualify as Highly Rated Investments despite S&P’s lower credit rating now applicable to debt obligations of the United States government.
     Also on August 12, 2011, the Company entered into a consent agreement (the “Equity Consent Agreement”) with certain affiliates and co-investors of Thomas H. Lee Partners, L.P. (collectively, the “THL Investors”) and affiliates of Goldman, Sachs & Co. (collectively, the “GS Investors” and, together with the THL Investors, the “Investors”) who are parties to the Amended and Restated Purchase Agreement, dated as of March 17, 2008 (the “Equity Purchase Agreement”). Pursuant to the Equity Consent Agreement, and as required by the Equity Purchase Agreement, the Investors have consented to the changes to the definition of Highly Rated Investments contained in the Fourth Supplemental Indenture and to any resulting changes in the Company’s investment policy relating to the investment portfolio of the Company and its subsidiaries.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONEYGRAM INTERNATIONAL, INC.
By:	/s/ James E. Shields
	Name:	James E. Shields
	Title:	Executive Vice President and Chief Financial Officer

Date: August 17, 2011